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                           SHARE PURCHASE AGREEMENT

To:  Dynacraft Golf Products, Inc.
     98 James Street
     Newark, Ohio 43055
     (800) 321-4833

     Please deposit with The Huntington National Bank, as Impound Agent, into Escrow Account No. 1086009900 the attached payment. Upon release of the impound condition, issue shares of Dynacraft Golf Products, Inc.'s Common Stock in the amount(s) and names(s) shown below. My signature acknowledges that I have received the Prospectus by which the shares are offered.

Signature:
           -------------------------------    --------------------------------
                                              Date
Enclosed is payment for __________ (minimum 100) shares, at $5.00 per share, totaling $ _______________________.

PLEASE MAKE CHECK PAYABLE TO:      THE HUNTINGTON NATIONAL BANK,
                                   ESCROW ACCOUNT NO. 1086009900

     The only role of The Huntington National Bank (the "Bank") in this offering is that of Impound Agent. The Bank has not reviewed the Prospectus or any of the offering materials and makes no representation at all as to the nature of this offering or whether it complies with any applicable state or federal laws, rules or regulations. The Bank does not represent your interests. Its duties are limited to those in the Impound Agreement (which you may request from Dynacraft.).

VISA  / /      MASTERCARD  / /

Number: _________________ Expiration Date: __________ Signature: ______________

Register the shares in the following name(s) and amount(s):

     Name(s) ________________________    Number of shares _____________________

As (check one):  Individual          / /    Joint Tenants  / /    Trust  / /
                 Tenants in Common   / /    Corporation    / /    Other  / /

For the person(s) who will be registered shareowner(s):

     Mailing Address: ____________________________________________________

     City, State & Zip Code: _____________________________________________

     Telephone Number:    Business: (___)__________ Home: (___)___________

     Social Security or Taxpayer ID Number: ______________________________

   (PLEASE ATTACH ANY SPECIAL MAILING INSTRUCTIONS OTHER THAN SHOWN ABOVE.)
          NO SHARE PURCHASE AGREEMENT IS EFFECTIVE UNTIL ACCEPTANCE
  (YOU WILL BE MAILED A SIGNED AND NUMBERED COPY OF THIS AGREEMENT TO RETAIN
                               FOR YOUR RECORDS.)

Share Purchase Agreement accepted by Dynacraft Golf Products, Inc. and its undersigned sales representative:


-----------------------------------         -----------------------
Howard Van Huffel, Credit Manager           Date

                                            Exhibit 99.1